SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 31, 2014
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (513) 271-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On December 31, 2014, Meridian Bioscience, Inc. ("Meridian" or the "Company") executed an amendment to John A. Kraeutler's Amended and Restated Employment Agreement ("Employment Agreement Amendment No. 2") which extends his employment as the Company's Chief Executive Officer and President to January 15, 2015. During this extension period, the Company and Mr. Kraeutler intend to finalize his new employment agreement. The summary of Employment Agreement Amendment No. 2 described above is qualified in its entirety by reference to Employment Agreement Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                      Financial Statement and Exhibits.
(d)	Exhibits
	10.1	Amendment No. 2 to Amended and Restated Employment Agreement Dated June 12, 2012 between Meridian and John A. Kraeutler

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERIDIAN BIOSCIENCE, INC.

By: /s/ Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: January 6, 2015